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                                                                     EXHIBIT 1.1

                         THE MAJESTIC STAR CASINO, LLC
                     The Majestic Star Casino Capital Corp.

                $130,000,000 10 7/8% Senior Secured Notes due 2006


                               PURCHASE AGREEMENT
                               ------------------


                                                                   June 15, 1999

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

          The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), and The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital" and, together with the Company, the "Issuers"), hereby agree with you as follows:

          1. Issuance of Securities. The Issuers propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser"), and the Initial Purchaser proposes to purchase $130,000,000 aggregate principal amount of the Issuers'
10 7/8% Senior Secured Notes due 2006, Series A (the "Series A Notes"). The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated as of June 18, 1999, by and among the Issuers, any future subsidiary guarantors party thereto (the "Guarantors"), and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The Guarantors will unconditionally guarantee the obligations under the Notes (defined below) and the Indenture (collectively, the "Guaranty"). The obligations under the Notes and the Guaranty will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") of the Issuers, Barden Development, Inc. ("BDI"), Gary Riverboat Gaming, LLC ("Gary") and certain of the Issuers' respective future subsidiaries (collectively, the "Grantors"), as set forth in the Offering Circular (defined below).

          The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering circular, dated June 1, 1999 (the "Preliminary Offering Circular"), and a final offering circular, dated June 15, 1999 (the "Offering Circular"), relating to the offer and sale of the Series A Notes (the "Offering").

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          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes shall bear the following legend:

          This security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.

          The holder of this security by its acceptance hereof agrees to offer, sell or otherwise transfer such security, prior to the date that is two years (or such other period that may hereafter be provided under Rule 144(k) as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of this security and the last date on which the Issuers or any affiliate of the Issuers was the owner of this security (or any predecessor of such security) only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (e) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuers' and the Trustee's right prior to any such offer, sale or transfer pursuant to clauses (d) or (e) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security is completed and delivered by the transferor to the Trustee.

          2. Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Notes, the Grantors shall grant the Security Interests), and the Initial Purchaser shall purchase from the Issuers $130,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes shall be 95.385% of the principal amount thereof.

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          3.  Terms of Offering.  The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the "Exempt Resales") the Series A Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (b) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors" and, together with QIBs, "Eligible Initial Purchasers").

          Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date (as defined below). Pursuant to the Registration Rights Agreement, the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "Commission") (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to, among other things, the 10 7/8% Senior Secured Notes due 2006, Series B, of the Issuers (the "Series B Notes" and, together with the Series A Notes, each with the Guaranty endorsed thereon, if any, the "Notes"), identical in all material respects to the Series A Notes (except that the Series B Notes shall have been registered pursuant to such registration statement) to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Registered Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes.

          On the Closing Date, the Grantors will enter into certain security and pledge agreements, mortgages and certain other documents (collectively, the "Security Documents") that will provide for the grant of the Security Interests in the Collateral to the Trustee, as collateral agent (in such capacity, the "Collateral Agent"), for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all of the obligations of the Issuers, the Guarantors and the Grantors under the Indenture, the Notes and the Security Documents.

          In connection with the offering of the Series A Notes contemplated hereby, the Company is offering to purchase (the "Tender Offer") any and all of its outstanding 12 3/4% Senior Secured Notes due 2003 with Contingent Interest (the "Old Notes") and soliciting consents (the "Consent Solicitation") to the adoption of certain amendments (the "Amendments") to the indenture governing the Old Notes (the "Old Notes Indenture"), each as more fully described in the documents and instruments related thereto (the "Consent Solicitation Documents"). In the event that any of the Old Notes are not repurchased in the Tender Offer, the Company will defease such Old Notes pursuant to the terms of the Old Notes Indenture (the "Defeasance").

          This Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Notes, the Consent Solicitation Documents and all other documents or instruments executed by the Issuers in connection with the transactions contemplated hereby and thereby are referred to herein as the "Documents." The transactions contemplated by the Documents, including without limitation the Offering and the application of the use of the proceeds therefrom as described

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in the Offering Circular, the Tender Offer, the Amendments, the Consent
Solicitation and the Defeasance are collectively referred to herein as the "Transactions."

          4. Delivery and Payment. Delivery to the Initial Purchaser of and payment for the Series A Notes shall be made at a Closing (the "Closing") to be held at 10:00 a.m., New York City time, on June 18, 1999 (the "Closing Date") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchaser and the Issuers.

          The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Series A Notes (the "Global Securities"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one business day's notice to the Issuers, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, in each case against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing.

          The Global Securities in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897 (or such other place as shall be acceptable to the Initial Purchaser) not later than 9:30 a.m. one business day immediately preceding the Closing Date.

          5. Agreements of the Issuers. The Issuers, jointly and severally, hereby agree:

               (a) To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Notes under any such laws, use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

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               (b)  To (i) furnish the Initial Purchaser, without charge, as many copies of the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Offering Circular that the Initial Purchaser deems may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

               (c) Not to amend or supplement the Offering Circular prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within three business days after being furnished a copy thereof.

               (d) At any time prior to the completion of the resale by the Initial Purchaser of the Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

               (e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided, that the Issuers shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

               (f) Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in

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     connection with: (A) the preparation, printing and distribution of the
     Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, and performance under, each of the Documents, (C) the issuance and delivery of the Notes, including the fees of the Trustee and the cost of its personnel, (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification), (E) furnishing such copies of the Preliminary Offering Circular and the Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, and (F) the preparation of the Notes, (ii) all fees and expenses of the counsel and accountants of the Issuers, (iii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -PORTAL ("PORTAL"), (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes and
     (vi) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchaser in connection with the preparation, negotiation and execution of the Documents and the consummation of the Transactions.

               (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds." Without limiting the foregoing, concurrently with the consummation of the Offering, the Company shall deposit sufficient proceeds to defease the Old Notes pursuant to Section 8.04 of the Old Notes Indenture.

               (h) To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury or other similar laws, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture (and, to the extent it may lawfully do so, each Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or the Collateral Agent in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

               (i) To do and perform all things required to be done and performed under the Documents prior to and after the Closing Date (including, without limitation, all things necessary or advisable to obtain on the Closing Date all termination statements, mortgage

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     releases and other documents necessary to terminate the Liens (as defined in the Indenture) securing Indebtedness (as defined in the Indenture) that is being repaid with the net proceeds of the Offering or that is being defeased pursuant to the Defeasance).

               (j) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of either of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Eligible Initial Purchasers of the Series A Notes.

               (k) For so long as any of the Notes remain outstanding, during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Eligible Initial Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

               (l) To comply with the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

               (m) To use their best efforts to effect the inclusion of the Notes in PORTAL.

               (n) For so long as the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i) to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes and the Initial Purchaser (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including for each, a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants, and (B) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or such other registration statement with respect to the Notes) is filed with the Commission, to file such information with the Commission so long as the Commission will accept such filings.

               (o) Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d) hereof, or (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are

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     used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

               (p) Not to, directly or indirectly, without the prior consent of the Initial Purchaser, offer, sell, grant any option to purchase, or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any debt securities of either of the Issuers for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement; provided, that the foregoing will not apply to borrowings from financial institutions or to the issuance of debt securities to the seller of assets or businesses acquired by the Company as part of the purchase price therefor, in each case only to the extent not prohibited by the Indenture.

               (q) At any time prior to the completion of the resale by the Initial Purchaser of the Notes, to notify the Initial Purchaser promptly in writing if either of the Issuers or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in
     Section 6(cc) hereof.

          6. Representations and Warranties of the Issuers. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser that:

               (a) The Preliminary Offering Circular as of its date did not, and each of the Offering Circular and the Consent Solicitation Documents, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including Section 8 hereof) the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the offering and (ii) under the caption "Plan of Distribution" in the Preliminary Offering Circular and the Offering Circular in the third paragraph (except for the third sentence), the sixth and seventh sentences of the fourth paragraph, and the fifth paragraph. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Act, or
     (ii) would prevent or suspend the issuance or sale of the Notes or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any

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     jurisdiction. Each of the Preliminary Offering Circular and the Offering
     Circular, as of their respective dates contained, and the Offering Circular, as amended or supplemented, as of the Closing Date will meet the requirements of, Rule 144A(d)(4) under the Act. Except as adequately disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

               (b) Other than the Old Notes, there are no securities of either of the Issuers registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A.

               (c) Each of the Issuers and Buffington Harbor Riverboats, L.L.C., a Delaware limited liability company ("BHR"), (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified could not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers, taken as a whole, (B) the ability of either of the Issuers to perform its obligations under any of the Documents, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Documents or the consummation of any of the Transactions (each, a "Material Adverse Effect").

               (d) Immediately following the Closing, (i) the Company will have no direct or indirect subsidiaries other than Capital, (ii) Capital will have no direct or indirect subsidiaries, and (iii) the Company will own, free and clear of all Liens other than Permitted Liens (as defined in the Indenture), a 50% membership interest in BHR. Except as adequately disclosed in the Offering Circular, there are no outstanding (A) securities convertible into or exchangeable for any capital stock of Capital or any membership interests of either of the Company or BHR, (B) options, warrants or other rights to purchase or subscribe for any capital stock of Capital or any membership interests of either of the Company or BHR or securities convertible into or exchangeable for any capital stock of Capital or any membership interests of either of the Company or BHR, or (C) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of Capital or any membership interests of either of the Company or BHR, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above and as adequately disclosed in the Offering

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     Circular, immediately following the Closing, none of the Issuers or BHR will directly or indirectly own any capital stock or other equity interest in any person.

               (e) All of the outstanding shares of capital stock or membership interests, as the case may be, of each of the Issuers and BHR have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock of Capital are owned directly by the Company, free and clear of all Liens other than Permitted Liens. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of its date, (i) the capitalization of the Company and (ii) the pro forma as adjusted capitalization of the Company after giving effect to the Transactions and the repayment of the note to Barden Development, Inc. Immediately following the Closing, except as set forth in such table, neither of the Issuers will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the Financial Statements (defined below), or (B) liabilities incurred subsequent to March 31, 1999 in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (f) Except for this Agreement and the Registration Rights Agreement, and as adequately disclosed in the Offering Circular, neither of the Issuers has entered into any agreement (i) to register any of its securities under the Act, or (ii) to purchase or offer to purchase any securities of either of the Issuers or any of their respective affiliates.

               (g) Each of the Issuers has all requisite power and authority to enter into, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions contemplated thereby. Each of the Documents has been duly and validly authorized by each of the Issuers that is or will be a party thereto, and this Agreement is, and, when executed and delivered on the Closing Date, each other Document will be, a valid and binding obligation of each of the Issuers that is or will be a party thereto, enforceable in accordance with its terms, except to the extent that (i) enforceability thereof may be subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity. When executed and delivered, each of the Documents will conform to the description thereof in the Offering Circular. On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

               (h) The Series A Notes have been duly and validly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will be valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) enforceability thereof may be subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity. The Series B Notes have been duly and validly authorized by each of the Issuers and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) enforceability thereof may be subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity. The Notes rank and will rank on a parity with all senior indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter, and senior to all other indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter.

               (i) The Company is not in violation of its certificate of formation or operating agreement (the "Company Charter Documents"), Capital is not in violation of its charter or by-laws (the "Capital Charter Documents"), and BHR is not in violation of its certificate of formation or operating agreement (the "BHR Charter Documents" and, together with the Company Charter Documents and the Capital Charter Documents, the "Charter Documents"). None of the Company, Capital or BHR is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law and the Riverboat Gambling Act of the State of Indiana, including the rules and regulations promulgated thereunder) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any government, governmental or regulatory agency or body (including, without limitation, the Indiana Gaming Commission (the "IGC")), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "Governmental Authority"), or
     (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than breaches or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as adequately disclosed in Offering Circular, there exists no condition that, with the passage of time or otherwise, would constitute (i) a violation of such Charter Documents or Applicable Laws or (ii) a breach of or default under any Applicable Agreement or (iii) result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, penalties or defaults that could not, singly or in the aggregate, result in a Material Adverse Effect. All Applicable Agreements are in full force and effect and are valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (j) Neither the execution, delivery or performance of the Documents nor the consummation of the Transactions shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any of the Issuers or BHR (except pursuant to the Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, other than such breaches, violations or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any Applicable Law. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

               (k) No permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority (collectively, "Permits") and no approval or consent of any other person, is required in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions, other than such Permits (i) as have been made or obtained on or prior to the Closing Date,
     (ii) as are not required to be made or obtained on or prior to the Closing Date that will be made or obtained when required, or (iii) the failure of which to make or obtain could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (l) Except as adequately disclosed in the Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Issuers, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the Transactions, or
     (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuers or BHR is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect.

               (m) Each of the Company, Capital and BHR and each of their respective directors, members, managers, officers, employees and agents (collectively, the "Regulated Persons") has, and is in compliance with the terms and conditions of, all Permits (including, without limitation, Permits with respect to engaging in gaming operations) necessary or advisable to own, lease and operate the properties and to conduct the businesses described in the Offering Circular other than those the failure of which to have could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are valid and in full force and effect. No event has occurred which allows, or after notice or lapse of time would allow, the imposition of any material penalty, revocation or termination by the issuer thereof or which results, or after notice or lapse of time would result, in any material impairment of the rights of the holder of any such Permits. None of the Company, Capital or BHR has reason to believe that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any such Permit.

               (n) To the best knowledge of the Issuers, (i) no Governmental Authority is investigating any Regulated Person (other than normal reviews by the IGC incident to the gaming activities of the Company), and (ii) there is no basis for the IGC to deny the renewal of the current Permits held by any of them.

               (o) Immediately following the Closing, the Company (i) will have good and marketable title, free and clear of all Liens (other than Permitted Liens), to all property and assets described in the Offering Circular as being owned by it, and (ii) will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee.

               (p) The assets of each of the Company and BHR include all of the assets and properties material to the conduct of the businesses of either of them as currently conducted, and such assets are in working condition, except where the failure of such assets to be in working condition could not, singly or in the aggregate, have a Material Adverse Effect. Capital has no assets.

               (q) Each of the Company and BHR maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against such losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

               (r) Upon execution and delivery of the Security Documents and the issuance of the Notes, the Security Documents will create, in favor of the Collateral Agent, for the benefit of the holders of the Notes, a legal, valid and enforceable Lien on, and security interest in, all of the right, title and interest of the Grantors in the Collateral and the proceeds thereof and, upon the completion of the filings, deliveries or recordings required by the Security Documents, the Collateral Agent will have a fully perfected, first priority Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

               (s) All material tax returns required to be filed by each of the Issuers and by BHR in any jurisdiction (including foreign jurisdictions) have been filed and all such returns are true, complete and correct in all material respects, and all material taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from each of the Issuers or from BHR have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of each of the Issuers or BHR, as the case may be, in accordance with GAAP (as defined below). There are no proposed tax assessments against either of the Issuers or against BHR that could, singly or in the aggregate, have a Material Adverse Effect. The charges, accruals and reserves on the books and records of each of the Issuers and of BHR, as the case may be, in respect of any material tax liability for any tax periods not finally determined are adequate to meet any assessments of tax for any such period.

               (t) The Company owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently used in, or necessary for the conduct of, its businesses, free and clear of all Liens, other than Permitted Liens. No claims have been asserted by any person challenging the use of any such Intellectual Property by either of the Issuers or questioning the validity or effectiveness of any license or agreement related thereto, and the Company has no knowledge of any material infringement by it of the Intellectual Property rights of any other person.

               (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles of the United States, consistently applied ("GAAP"), and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

               (v) The audited financial statements and related notes of the Company contained in the Offering Circular (the "Audited Financial Statements") and the unaudited financial statements and related notes of the Company contained in the Offering Circular (the "Interim Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements") present fairly the financial position, results of operations and cash flows of the Company as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act. The summary historical financial data included in the Offering Circular have been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Offering Circular are fairly and accurately presented and are based on or derived from sources the Issuers believe to be reliable and accurate. PricewaterhouseCoopers LLP are independent public accountants with respect to the Company.

               (w) Subsequent to the respective dates as of which information is given in the Offering Circular, except as adequately disclosed in the Offering Circular, (i) neither Issuer has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to either of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any decrease in the capital stock or membership interests, as the case may be, or any increase in long-term indebtedness or any material increase in short-term indebtedness of either of the Issuers, or any payment of or declaration to pay any dividends or any other distribution with respect to either of the Issuers, and (iii) there has not been any material adverse change in the properties, business, operations, assets, liabilities or condition (financial or otherwise) of the Issuers taken as a whole or of BHR (each of clauses (i),
     (ii) and (iii), a "Material Adverse Change").

               (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers' retaining any rating assigned to any securities of either of the Issuers, or (ii) has indicated to either of the Issuers that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of either of the Issuers.

               (y) All indebtedness represented by the Series A Notes is being incurred in good faith. On the Closing Date (after giving effect to the Transactions), the Company will be solvent, and will have on the Closing Date (after giving effect to the Transactions) sufficient capital for carrying on its business and will be on the Closing Date (after giving effect to the Transactions) able to pay its debts as they mature.

               (z) Neither of the Issuers nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) except as adequately disclosed in the Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Issuers.

               (aa) Without limiting clause (k) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Initial Purchasers, (ii) the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Series A Notes to the Initial Purchaser and in the Exempt Resales, and (iii) the accuracy of the representations made by each Accredited Investor who purchases the Series A Notes pursuant to an Exempt Resale as set forth in the letters of representation in the form of Annex A to the Offering Circular. No form of general solicitation or general advertising was used by either of the Issuers or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as any of the Notes have been offered, issued or sold by either of the Issuers or any of their respective affiliates within the six-month period immediately prior to the date hereof.

               (bb) Without limiting clause (k) above, no registration under the Act, or filing under the Exchange Act, or the TIA is required in connection with the commencement or consummation of the Tender Offer, Consent Solicitation, Amendments or Defeasance.

               (cc) Except for the Company's 401(k) plan, neither of the Issuers nor any of their respective "Affiliates" is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Issuers or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers nor any trade or business under common control with the Issuers (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

               The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "Code").

               (dd) None of the Transactions will violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal
     Reserve System).   Neither of the Issuers is subject to regulation, or
     shall become subject to regulation upon the consummation of the Transactions, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder, the Public Utility Holding Company Act of 1935, as amended, the Commodity Exchange Act or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

               (ee) Neither of the Issuers is under any obligation to pay any broker's fee or commission in connection with the Transactions (other than commissions and fees to the Initial Purchaser as set forth in the Offering Circular).

               (ff) Neither of the Issuers nor BHR is engaged in any unfair labor practice. Except as adequately disclosed in the Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers or BHR, threatened against either of the Issuers or BHR before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Issuers or BHR, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers or BHR, threatened against either of the Issuers or BHR, and (iii) no union representation question existing with respect to the employees of either of the Issuers or BHR, and, to the knowledge of the Issuers or BHR, no union organizing activities are taking place that, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (gg) Except as disclosed in the Offering Circular and except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Issuers and BHR are in compliance with all applicable Environmental Laws, (ii) the Issuers and BHR have made all filings and provided all notices required under all Environmental Laws, have all Permits required under all Environmental Laws and are in compliance with all their requirements, (iii) there is no Environmental Claim pending or, to the knowledge of the Issuers or BHR, threatened under any Environmental Law against either of the Issuers or BHR or any person or entity for whom the Issuers or BHR may be liable by law or contract, (iv) no Lien has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by either of the Issuers or BHR, (v) neither of the Issuers nor BHR has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law,
     (vi) no property or facility of the Issuer or BHR is listed or proposed for listing on the National Priorities List under CERCLA or listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) there are no past, present or, to the knowledge of the Issuers or BHR, foreseeable actions, activities, conditions, events, incidents or circumstances that could form the basis for any Environmental Claim in the future.

               "Environmental Law" means any Applicable Laws relating to pollution or protection of the environmental or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administra tive, regulatory or judicial actions, suits, demands, demand letters, claims, notices of responsibility, information requests, Liens, communications and notices of noncompliance or violation, investigations or Proceedings relating in any way to any Environmental Law.

               (hh) No representation or warranty made by either of the Issuers in any of the Documents was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by any officer of either of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the Transactions shall be deemed to be a representation and warranty by each Issuer to the Initial Purchaser as to the matters covered thereby.

          7. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

               (a)  It is a QIB.

               (b) It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and
     (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A or (B) a limited number of Accredited Investors that execute and deliver to each of the Issuers and the Initial Purchaser a letter containing certain representations and agreements in the form attached as Annex A to the Offering Circular.

               (c) No form of general solicitation or general advertising in violation of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

               (d) In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, Eligible Initial Purchasers who, in purchasing such Series A Notes, will be deemed to have represented and agreed (i) if such Eligible Initial Purchasers are QIBs, that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred, prior to the date that is two years (or such other period that may hereafter be provided under Rule 144(k) as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Series A Notes and the last date on which either of the Issuers or any of their respective affiliates was the owner of the Series A Notes only
     (A) to the Issuers, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Act, to a person who the seller reasonably believes is a QIB that purchases for its own account or the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) to an institutional "accredited investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Series A Notes for its own account or the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above.

               (e) It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized by it.

          8.  Indemnification of the Initial Purchaser.

               (a) Each of the Issuers shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a "controlling person"), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively, the "Purchaser Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any act, omission, transaction or event contemplated by the Documents; provided, that the Issuers shall not be liable to any Purchaser Indemnified Party for any Losses that (x) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was completely corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and (2) the Issuers had previously furnished copies thereof to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; (y) arise solely from the gross negligence or willful misconduct of such Purchaser Indemnified Party; or (y) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto agree that the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is set forth in Section 6(a) hereof. The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which either of the Issuers is aware in connection with the matters addressed by this Agreement which involves either of the Issuers or any of the Purchaser Indemnified Parties.

               (b) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "Indemnified Party"), such Indemnified Party shall give prompt written notice to the indemnifying party; provided, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying party has been prejudiced materially by such failure.

               Neither of the Issuers shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Initial Purchaser, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

               (c) The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) either of the Issuers (any of such persons being hereinafter referred to as a "controlling person"), and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Issuers and any such controlling person to the same extent as the foregoing indemnity from the Issuer to each of the Purchaser Indemnified Parties, but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto agree that the only information furnished in writing to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular is set forth in Section 6(a) hereof.

               (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then the Issuers, in lieu of indemnifying such

     Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchaser, bear to the total price of the Series A Notes in Exempt Resales in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnifica tion provided for in this Section 8 was available to such party.

               Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchaser with respect to the Series A Notes purchased by it exceeds the amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e)  The indemnity and contribution agreements contained in this
     Section 8 are in addition to any liability that the Issuers or the Initial Purchaser may otherwise have to the Indemnified Parties.

          9.   Conditions.

               (a) The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                        (i) All the representations and warranties of each of the Issuers in each of the Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuers and, to the knowledge of the Issuers, each other party to the Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents.

                        (ii) The Offering Circular shall have been printed and copies made available to the Initial Purchaser not later than 12:00 noon, New York City time, on the first business day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

                        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                        (iv) No Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or threatened other than Proceedings that (A) if adversely determined could not, singly or in the aggregate, adversely affect the issuance or marketabil ity of the Series A Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                        (v) Since the date as of which information is given in the Offering Circular, there shall not have been any Material Adverse Change.

                        (vi) The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the

     PORTAL market, and (B) received a rating of "B" and "B2" from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                        (vii) As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of either of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of either of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                        (viii) The Initial Purchaser shall have received on the Closing Date (A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers, on behalf of such Issuer, confirming the matters set forth in paragraphs (i), (iii), (iv), (v), (vii) and (xiii) of this Section 9(a), (B) a certificate, dated the Closing Date, signed by the
     (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers, on behalf of such Issuer stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the best knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers believe to be reliable and accurate, which certificate shall be in form and substance satisfactory to counsel for the Initial Purchasers, (C) a certificate, dated the Closing Date, signed by the Secretary of each of the Issuers, BDI and Gary, certifying such matters as the Initial Purchaser may reasonably request, and (D) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser.

                        (ix)   The Initial Purchaser shall have received:

                        (A) the opinions (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) of Dykema Gossett PLLC, special counsel to the Issuers, dated the Closing Date, in the form of Exhibit A hereto;

                        (B) the opinions (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) of Barnes & Thornburg, special

          Indiana counsel to the Issuers, dated the Closing Date, in the form of Exhibit B-1 hereto, and Butzel Long, special admiralty counsel to the Issuers, dated the Closing Date, in the form of Exhibit B-2 hereto;

                        (C) reliance letters from each counsel or special counsel to the Issuers (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, permitting the Initial Purchaser to rely on all other opinions rendered by such counsel in connection with any of the Transactions; and

                        (D) an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

                        (x) The Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent public accountants, with respect to the Issuers, (A) a customary comfort letter, dated the date of the Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (A), except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                        (xi) The Documents shall have been executed and delivered by all parties thereto and the Initial Purchaser shall have received a fully executed original of each Document.

                        (xii) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions.

                        (xiii) Each of the Transactions shall have been consummated on terms that conform to the description thereof in the Offering Circular. The terms of each Document shall conform in all material respects to the description thereof in the Offering Circular.

                        (xiv) The Initial Purchaser shall have received copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchaser evidencing, as the case may be, (A) the Defeasance, (B) the repurchase of the Old Notes pursuant to the Tender Offer, (C) the termination of each agreement and instrument relating to any indebtedness secured by the Collateral and (D) the release of each item of

     Collateral securing such indebtedness and the termination of all Liens created thereunder, and each such payoff letter, release and termination shall be in full force and effect.

                        (xv) The Issuers shall have furnished to the Initial Purchaser the Security Documents duly executed by the respective Grantors party thereto, together with:

                        (A) proper financing statements, each in the form to be filed on the Closing Date under the UCC of all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Security Documents, covering the Collateral and naming the Collateral Agent as secured party, which financing statements shall be so filed on the Closing Date;

                        (B) contemplated requests for information, listing all effective financing statements filed as of the date thereof in the jurisdictions referred to in the prior subparagraph that name either of the Issuers, BDI or Gary as debtor, together with copies of such financing statements (none of which shall cover the Collateral described in the Security Documents, except to the extent such Collateral secures the obligations under the Old Notes and such Collateral is released in connection herewith and evidence thereof is delivered pursuant to paragraph (xiv) above);

                        (C) reasonable evidence that all other actions necessary or desirable to perfect and protect the Liens created by the Security Documents have been taken;

                        (D) the Preferred Ship Mortgage (as defined in the Indenture), duly executed by the Company, together with:

                        (1) evidence that counterparts of the Preferred Ship Mortgage are in a form to be recorded on the Closing Date with the United States Coast Guard National Vessel Documentation Center, New Orleans, Louisiana Detachment (which counterparts shall be so recorded on the Closing Date), in order to create a valid first preferred mortgage under the Ship Mortgage Act on the Majestic Star Casino Vessel (as defined in the Indenture) in favor of the Collateral Agent and the holders of the Notes and that all filing and recording taxes and fees have been paid;

                        (2) such evidence that all other action that the
               Collateral Agent may deem necessary or desirable in order to create a valid first preferred mortgage on the Majestic Star Casino Vessel has been taken; and

                        (3) such evidence of the insurance required by the terms
               of the Preferred Ship Mortgage.

                        (xvi) Counsel to the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (b) The obligation of each of the Issuers to sell the Series A Notes under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                        (i) The Initial Purchaser shall have delivered payment to the Issuers for the Series A Notes pursuant to Sections 2 and 4 of this Agreement and shall have complied with all other obligations and agreements required to be complied with by it hereunder on or prior to the Closing Date.

                        (ii) All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                        (iii) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

          10. Termination. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

               (a) since the date as of which information is given in the Offering Circular, any material adverse effect or development involving a prospective adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of either of the Issuers, whether or not arising in the ordinary course of business, that could, in Initial Purchaser's judgment,
     (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular, or (ii) materially impair the investment quality of any of the Notes;

               (b) the failure of either of the Issuers to satisfy the conditions contained in Section 9(a) hereof on or prior to the third business day following the date of this Agreement;

               (c) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in economic conditions in or the financial markets of the United States or elsewhere, if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in or in the financial markets of the United States or elsewhere could make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes;

               (d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

               (e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either of the Issuers;

               (f) any securities of either of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 431(g)(2) under the Act; or

               (g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could have a material adverse effect on the financial markets in the United States or elsewhere.

          The indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of each of the Issuers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Notes, and payment for them hereunder, and
(iii) any termination of this Agreement. Without limiting the foregoing, notwithstanding any termination of this Agreement, the Issuers shall be jointly and severally liable (i) for all expenses that they have agreed to pay pursuant to Section 5(f) hereof, and (ii) pursuant to Section 8 hereof.

          11.  Miscellaneous.

               (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, One Buffington Harbor Dr., Gary, Indiana 46406-3000, Attention: Michael Kelly, Chief Operating and Financial Officer, with a copy to Dykema Gossett, PLLC, 400 Renaissance Center, Detroit, Michigan 48243, Attention: Frank K. Zinn, Esq. and (ii) if to the Initial Purchaser, 11100 Santa Monica Boulevard, 10th Floor,

     Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michael A. Woronoff (provided, that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or telecopied and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

               (b) This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons officers, directors, partners, employees, representa tives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers' covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

               (c) This Agreement shall be construed and interpreted, and the rights of the parties shall be determined in accordance with the laws of the State of New York. Each party hereto consents specifically to the jurisdiction of the federal courts of the United States sitting in the Southern District of New York, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Agreement, the courts of the State of New York sitting in the County of New York, and any court to which an appeal may be taken in connection with any action filed pursuant to this Agreement, for the purposes of all legal proceedings arising out of or relating to this Agreement. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court's exercise of personal jurisdiction over each party to this Agreement or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of New York.

               (d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               (e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                         Very truly yours,

                         THE MAJESTIC STAR CASINO, LLC

                         By: Barden Development, Inc., its manager


                         By:  /s/ Don H. Barden
                             -------------------------------------------
                             Name:  Don H. Barden
                             Title: President

                         THE MAJESTIC STAR CASINO CAPITAL CORP.


                         By:  /s/ Don H. Barden
                             -------------------------------------------
                             Name:  Don H. Barden
                             Title: President



Accepted and Agreed to:
JEFFERIES & COMPANY, INC.


By: /s/ Brent Stevens
   -------------------------
   Name:  Brent Stevens
   Title: Managing Director